UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Information Statement
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Union Electric Company

(Name of Registrant as Specified In Its Charter)

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D71741-P67794 UNION ELECTRIC COMPANY 1901 CHOUTEAU AVE., MC-1310 ST. LOUIS, MO 63103 Meeting Information Meeting Type: Annual Meeting For holders as of: March 14, 2022 Date: May 12, 2022 Time: 10:00 a.m. CDT Location: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/AEE2022 and be sure to have the information that is printed in the box marked by the arrow (located on the following page). Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/AEE2022. XXXX XXXX XXXX XXXX Important Notice Regarding the Availability of Materials See the reverse side for instructions on how to access materials. You are receiving this communication because you hold securities in the company listed above. They have released informational materials that are now available for your review. This notice provides instructions on how to access UNION ELECTRIC COMPANY materials for informational purposes only. We are not asking you for a proxy and you are requested to not send us a proxy. You may view the materials online at www.proxyvote.com , scan the QR Barcode on the reverse side, or easily request a paper or e-mail copy (see reverse side).

D71742-P67794 How to Access the Materials How to View Online: Visit: www.proxyvote.com , or scan the QR Barcode below. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET : www.proxyvote.com 2) BY TELEPHONE : 1-800-579-1639 3) BY E-MAIL* : sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Materials Available to VIEW or RECEIVE: SCAN TO VIEW MATERIALS w ANNUAL REPORT INFORMATION STATEMENT

D71743-P67794 THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

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